SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                            Southwest Gas Corporation
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(SC14A-07/98)


Media Contact:          Sitrick And Company
                        Lew Phelps                          (310) 788-2850
                        Mike Geczi                          (212) 573-6100
Shareholder Contact:    Laura Hobbs, Las Vegas, NV          (702) 876-7237


Institutional Shareholder Services Recommends "YES" Vote
On Southwest Gas Corp. Acquisition by ONEOK

Las Vegas, NV (July 29, 1999) - Institutional Shareholder Services (ISS), the leading proxy advisory, research and voting agent for institutional investors, has recommended to its clients that they vote in favor of the proposed acquisition of Southwest Gas Corp. (NYSE:SWX) by ONEOK Inc., (NYSE:OKE).

"In view of the likelihood of completion in a matter of months, the market premium offered, and the fairness opinion, we believe the merger agreement warrants shareholder support," the ISS recommendation concluded.

The board of Southwest Gas Corp. has accepted a purchase offer of $30 a share from ONEOK. The proposed acquisition will be voted upon by Southwest Gas shareholders at the company's annual meeting, scheduled for August 10, 1999, at the company's headquarters in Las Vegas.

In noting the decision by the Southwest Gas board to reject an unsolicited competing offer from Southern Union Co., ISS said that Southwest Gas believes that it has valid arguments for preferring ONEOK's offer. ISS further says that "Shareholders naturally want the most money they can get for their shares, but they also need certainty." The choice for shareholders, ISS said, is "to accept the ONEOK deal or no deal at all."

If shareholder approval and required regulatory approvals are obtained on approximately the expected timetable, the company expects the merger will be consummated about midway through the fourth quarter of 1999.